SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST GUARANTY BANCSHARES, INC.
Exact Name of Registrant as Specified in Its Charter)

Louisiana	26-0513559
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 East Thomas Street Hammond, LA	70401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $1.00 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-199602

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

First Guaranty Bancshares, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $1.00 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock,” “Dividend Policy,” and “Market for Our Common Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-199602) as originally filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2014, as subsequently amended on November 24, 2014, December 8, 2014, December 16, 2014, September 11, 2015, October 19, 2015 and October 26, 2015, and in the prospectus, included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which the prospectus will be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

In accordance with the “Instructions as Exhibits” with respect to the Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

Date: November 5, 2015	By:	/s/ Eric J. Dosch
Eric J. Dosch
Chief Financial Officer